EXHIBIT 23.3

                        CONSENT OF KELLER & COMPANY, INC.

                                                                    Exhibit 23.3





July 9, 1998



Re:      Valuation Appraisal of First Niles Financial, Inc.
         Home Federal Savings and Loan Association of Niles
         Niles, Ohio
         --------------------------------------------------



We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Home Federal Savings and Loan Association of Niles, Ohio, and any amendments thereto and references to our opinion regarding subscription rights files as an exhibit to the applications referred to hereafter: We also consent to the use of our firm's names on the Form SB-2 to be filed by First Niles Financial, Inc. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Applications for Conversion filed by Home Federal Savings and Loan Association of Niles.




Very truly yours,






KELLER & COMPANY, INC.





by: /s/ Michael R. Keller
    --------------------------
     Michael R. Keller
     President